SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : November 13, 2001

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	046268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events

                On November 8, 2001, the Registrant issued a press release containing information on earnings for the quarter ended September 30, 2001 and other matters.  A copy of the press release is included as an exhibit to this filing.

                On November 8, 2001, the Registrant held a conference call to discuss earnings for the quarter ended September 30, 2001 and other matters.  A transcript of this conference call is included as an exhibit to this filing.

On November 13, 2001, the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant’s paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of September 30, 2001, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing.  The Supplemental Information package is available upon request as specified therein.

Item 7.  Financial Statements and Exhibits

                Financial Statements:

                                None

                Exhibits:

Exhibit No.	Description

99.1	Supplemental Information as of September 30, 2001

99.2	Earnings Release for the quarter ended September 30, 2001

99.3	Teleconference Text for the quarter ended September 30, 2001

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                Dated: November 13, 2001

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett,
Executive Vice President and
Chief Financial Officer

SIMON PROPERTY GROUP

Table of Contents

As of September 30, 2001

Description

Exhibit 99.1

Supplemental Information

Overview

Ownership Structure

Reconciliation of Income to Funds from Operations (“FFO”)

Selected Financial Information

Portfolio GLA, Occupancy & Rent Data

Rent Information

Lease Expirations

Debt Amortization and Maturities by Year

Summary of Indebtedness

Summary of Indebtedness by Maturity

Summary of Variable Rate Debt and Interest Rate Protection Agreements

New Development Activities

Significant Renovation/Expansion Activities

Capital Expenditures

Exhibit 99.2	Press Release

Exhibit 99.3	Teleconference Text – November 8, 2001